HomeStreet, Inc. Reports Second Quarter 2016 Results
Net Income of $21.7 Million, or $0.87 per Diluted Share
Core Net Income 1 of $22.4 Million, or $0.90 per Diluted Share
SEATTLE – July 25, 2016 – (BUSINESS WIRE) – HomeStreet, Inc. (NASDAQ:HMST) (including its consolidated subsidiaries, the “Company” or “HomeStreet”), the parent company of HomeStreet Bank, today announced net income of $21.7 million, or $0.87 per diluted share, for the second quarter of 2016, compared with net income of $6.4 million, or $0.27 per diluted share, for the first quarter of 2016 and $12.4 million, or $0.56 per diluted share, for the second quarter of 2015. Core net income1 for the quarter was $22.4 million, or $0.90 per diluted share, compared with core net income1 of $9.8 million, or $0.41 per diluted share, for the first quarter of 2016 and $14.5 million, or $0.65 per diluted share, for the second quarter of 2015.

Key highlights:

▪	Total assets of $5.94 billion grew $523.9 million, or 9.7%, from $5.42 billion at March 31, 2016

▪	Announced agreement in June 2016 to purchase two retail deposit branches and certain related deposits in Southern California

▪	Announced agreement in May 2016 to purchase two retail deposit branches and related loans and deposits in Lake Oswego, Oregon

▪	Closed offering of $65 million in senior notes in May 2016

▪	During the quarter we opened three home-loan centers and two commercial lending centers

“We are extremely pleased with our results for the second quarter,” said Mark K. Mason, Chairman, President, and Chief Executive Officer. “We achieved strong earnings growth in our commercial and consumer banking segment and record interest rate lock commitments, closed loan volume, and gain on sale volume in our mortgage banking segment. Importantly, strong revenue growth in both of our segments more than offset core expense increases driving improved core operating efficiencies. Our net income, excluding merger-related items, net of tax, was $22.4 million, representing an annualized core return on average assets of 1.6% and core return on tangible equity of 17.3%. Total assets grew $523.9 million, or 10.0%, to $5.9 billion during the quarter and asset quality continued to remain strong with nonperforming assets at 0.45% of total assets.”

Continuing our strategy of organic and acquisition driven growth, in May, we signed an agreement to acquire both of the branches and the loans and deposits from the Bank of Oswego located in Lake Oswego, Oregon. We expect to close that transaction in the third quarter of 2016. Additionally, in June, we signed an agreement to acquire two branches and certain related deposits in southern California from Boston Private Bank and Trust, which is expected to close in the fourth quarter of 2016. We also opened three home-loan centers in Washington and southern California and two commercial lending offices in southern California. In May we completed a $65 million offering of senior notes to support our growth.”

(1) For notes on non-GAAP financial measures, please see page 9 and page 30 of the full earnings release.

For details and the complete earnings release, please refer to the Company’s investor relations website at http://ir.homestreet.com as well as the Company's Form 8-K filing at www.sec.gov.
Conference Call
HomeStreet, Inc., the parent company of HomeStreet Bank, will conduct a quarterly earnings conference call on Tuesday, July 26, 2016 at 1:00 p.m. EDT. Mark K. Mason, President and CEO, and Melba A. Bartels, Senior Executive Vice President and CFO, will discuss second quarter 2016 results and provide an update on recent activities. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may register in advance at http://dpregister.com/10087847 or may join the call by dialing 1-877-508-9589 (1-855-669-9657 in Canada) shortly before 1:00 p.m. EDT.
A rebroadcast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10087847.

The information to be discussed in the conference call will be available on the company's web site after the market closes on Monday, July 25, 2016.

Forward-Looking Statements
This press release contains forward-looking statements concerning HomeStreet, Inc. and HomeStreet Bank and their operations, performance, financial conditions and likelihood of success, as well as plans and expectations for future actions and events. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the competitiveness of the banking industry. When used in this press release, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” and similar expressions (including the negative of these terms) may help identify forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.

We caution readers that a number of factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Among other things, we face limitations and risks associated with our ability to expand our banking operations geographically and across market sectors, complete our recently announced branch acquisitions, which remain subject to certain closing conditions, integrate our recent and pending acquisitions, grow our franchise and capitalize on market opportunities, meet the growth targets that management has set for the Company, maintain our position in the industry and generate positive net income and cash flow. These limitations and risks include without limitation changes in general economic conditions that impact our markets and our business, actions by the Federal Reserve affecting monetary and fiscal policy, regulatory and legislative actions that may increase capital requirements or otherwise constrain our ability to do business, our ability to maintain electronic and physical security of our customer data and our information systems, our ability to maintain compliance with applicable laws and regulations, our ability to attract and retain key personnel, our ability to make accurate estimates of the value of our non-cash assets and liabilities, significant increases in the competition we face in our industry and market and the extent of our success in problem asset resolution efforts. The pending branch acquisitions, if closed, may require significant management attention, and, along with other recent transactions, including our merger with Orange County Business Bank in the first quarter of 2016, may fall short of anticipated size, value and financial and operational results. We may not realize the benefits expected from our pending and recently completed bank and branch acquisitions in the anticipated time frame (or at all), and integration of acquired operations may take longer or prove more expensive than anticipated. In addition, we may not recognize all or a substantial portion of the value of our rate-lock loan activity due to challenges our customers may face in meeting current underwriting standards, a decrease in interest rates, an increase in competition for such loans, unfavorable changes in general economic conditions, including housing prices, the job market, consumer confidence and spending habits either nationally or in the regional and local market areas in which the Company does business, and recent and future legislative or regulatory actions or reform that affect our business or the banking or mortgage industries more generally. A discussion of the factors that we recognize to pose risk to the achievement of our business goals and our operational and financial objectives is contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016. These factors are updated from time to time in our filings with the Securities and Exchange Commission, and readers of this release are cautioned to review those disclosures in conjunction with the discussions herein.

The information contained herein is unaudited, although certain information related to the year ended December 31, 2015 has been derived from our audited financial statements for the year then ended as included in our 2015 Form 10-K. All financial data should be read in conjunction with the notes to the consolidated financial statements of HomeStreet, Inc., and subsidiaries as of and for the fiscal year ended December 31, 2015, as contained in the Company's Annual Report on Form 10-K for such fiscal year.

About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we have disclosed “core net income” to provide comparisons of quarter-to-date fiscal 2016 net income to the corresponding periods of fiscal 2015. We believe this information is useful to investors who are seeking to exclude the after-tax impact of merger-related expenses and a bargain purchase gain, both of which we recorded in connection with our mergers with Simplicity Bancorp on March 1, 2015 and OCBB on February 1, 2016 and with our acquisition of a retail deposit branch in Dayton, Washington on December 11, 2015. We also have presented adjusted expenses, which eliminate costs incurred in connection with the mergers. Similarly, we have provided information about our balance sheet items, including total loans, total deposits and total assets, adjusted in each case to eliminate merger-related impacts. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We also have disclosed tangible equity ratios, return on average tangible shareholders’ equity and tangible book value per share of common stock which are non-GAAP financial measures. Tangible common shareholders' equity is calculated by deducting goodwill and intangible assets (excluding mortgage servicing rights) from shareholders' equity. Tangible book value is calculated by dividing tangible common shareholders' equity by the number of common shares outstanding. The return on average tangible common shareholders' equity is calculated by dividing net earnings available to common shareholders (annualized) by average tangible common shareholders' equity.
Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our results of core operations by excluding certain merger-related revenues and expenses that may not be indicative of our expected recurring results of operations. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance, as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are available to institutional investors and analysts to help them assess the strength of our business on a normalized basis.
For more information on these non-GAAP financial measures, see the tables captioned "Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures," included at the end of the full release.

Source: HomeStreet, Inc.

Contact:	Investor Relations:
HomeStreet, Inc.
Gerhard Erdelji (206) 515-4039
Gerhard.Erdelji@HomeStreet.com
http://ir.homestreet.com

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